UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 24, 2008

HUSKER AG, LLC

(Exact name of registrant as specified in its charter)

Nebraska	000-49773	47-0836953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54048 Highway 20 Plainview, Nebraska	68769
(Address of principal executive offices)	(Zip Code)

(402) 582-4446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The Board of Directors of Husker Ag, LLC (the “Company” or “Husker Ag”) is announcing its intent to propose a reclassification of the Company’s membership units. The proposed transaction will provide for, among other things, the reclassification of the Company’s membership units held by members who are the record holders of 20 or fewer units.

If the proposed reclassification is approved, each member of record owning 20 or fewer of the Company’s units would receive one Class A-1 unit for each membership unit held prior to the reclassification. Members receiving Class A-1 units would have no voting rights except under very limited circumstances and would not receive additional consideration for their existing units. All other membership units would remain outstanding and be unaffected by the reclassification, except that such units would then be designated as Class A units. The proposed reclassification would be accomplished through amendments to the Company’s operating agreement. If the Company’s members approve the proposed amendments to the Company’s operating agreement and the reclassification is implemented, the Company anticipates that the number of Class A unit members of record (the current membership interest holders) will be reduced to less than 300, which would enable the Company to voluntarily terminate the registration of its Class A units under the Securities Exchange Act of 1934.

The Board intends to call a special meeting of members to present the proposed transaction to the members of Husker Ag. This proposed reclassification is subject to the approval by Husker Ag members holding at least two-thirds of the outstanding membership units. The Company filed a preliminary proxy statement regarding the proposed reclassification described above for SEC review on January 18, 2008, and will file a definitive proxy statement upon completion of SEC review. A definitive proxy statement containing detailed information about the proposed reclassification will be sent to the members prior to the special meeting of members.

Attached hereto as Exhibit 99.1 and incorporated herein by this reference is a letter from the Company to each of its members announcing the proposed reclassification and filing of the preliminary proxy statement with the SEC.

Additional Information About the Proxy Statement

The Company filed a preliminary proxy statement regarding the Rule 13e-3 transaction, including the reclassification described above with the SEC on January 18, 2008 and will file a definitive proxy statement upon completion of SEC review. Before making any decisions, members are urged to read the preliminary proxy statement carefully in its entirety and any other relevant documents, including the definitive proxy statement when it becomes available, as such documents contain important information about the transaction. A definitive proxy statement will be sent to the members of the Company seeking their approval of the transaction including the classification. Members may obtain free copies of the preliminary and definitive proxy statements, when they become available, and other documents filed with, or furnished to, the SEC by the Company at the SEC’s website at http://www.sec.gov or by contacting the Company.

This communication is not a solicitation of a proxy from any security holder of the Company or its affiliates. However, the Company and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from members in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of the Company and a description of their direct or indirect interests by security holdings may be found in the preliminary proxy statement filed with the SEC on January 18, 2008 or the definitive proxy statement relating to the 2007 Annual Meeting of Shareholders filed with the SEC on April 30, 2007, a Current Report on Form 8-K filed with the SEC on June 8, 2007, and a Current Report on Form 8-K filed with the SEC on December 26, 2007. These documents can be obtained free of charge from the sources indicated above.

Statements made in this report about Husker Ag, LLC, other than statements of historical fact, are forward-looking statements, and are subject to a number of uncertainties that could cause actual results to differ materially from the statements made.

ITEM 8.01.	OTHER EVENTS

See the information set forth in Item 7.01 of this Current Report on Form 8-K for a discussion of the Company’s intent to engage in a reclassification of units.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1	Letter from the Company to each of its members announcing its intent to engage in reclassification of units.

Remainder of Page Left Intentionally Blank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUSKER AG, LLC

Date: January 24, 2008	By:	/s/ Mike Kinney
Mike Kinney, Chairman of the Board